UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 19, 2004
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                      000-26422                94-3171943
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

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                                                                               2

Item 5. Other Events and Regulation FD Disclosure

            On February 19, 2004, the Company will hold a conference call to provide an overview of the secondary endpoints and certain safety results from the Company's two Phase 3 clinical trials for Respiratory Distress Syndrome in premature infants (RDS). In June 2003, the Company announced positive top-line results in its supportive non-inferiority Phase 3 RDS trial. In November 2003, the Company announced that it had achieved statistical significance in its coprimary endpoints in its pivotal superiority Phase 3 RDS trial. The secondary endpoint results from these two Phase 3 RDS trials are consistent with and supportive of the earlier positive pivotal and supportive top-line results. In addition, the Company intends to provide an update on selected other programs.

            In October 2003, the Company and Laureate Pharma, L.P. ("Laureate"), entered into a Technology Transfer and Manufacturing Agreement providing for the installation and validation of the Company's Surfaxin(R) manufacturing and filling line at Laureate's facility for the production of clinical and commercial drug supply in conformance with current Good Manufacturing Practices
(cGMP). The installation of this manufacturing and filling line has been completed. In addition, a key objective of producing two batches of Surfaxin for RDS, in order to provide stability data to support the anticipated NDA submission to the FDA, has been completed.

            Validation of the Laureate Surfaxin manufacturing facility is ongoing, with the completion of process sterility assurance remaining as the final step. The Company originally anticipated that process sterility assurance would be completed and drug supply would be available in late fourth quarter of 2003. The Company now anticipates completing process sterility assurance and producing Surfaxin for the Company's ARDS Phase 2 trial in the first quarter of 2004. As a result, completion of the Company's ARDS Phase 2 trial is now anticipated for the second half of 2004.

            The Company relies on outside manufacturers for its drug substance and other active ingredients for Surfaxin and to produce material that meets appropriate standards for use in clinical studies of its products. Presently, the Company has no validated clinical manufacturing facility to produce appropriate clinical grade material of its drug substance for use in the Company's ongoing clinical studies. Laureate may not be able to produce Surfaxin to appropriate standards for use in clinical studies or commercial requirements. This could delay, or impair the ability of the Company, to obtain regulatory approval for its products and possibly increase its costs substantially or deplete any profit margins.

            On February 6, 2004, the Company issued a press release which is attached hereto as Exhibit 99.1, to announce that the U.S. Food and Drug Administration has selected Surfaxin, for the treatment of Acute Respiratory Distress Syndrome (ARDS), as the only applicant within the Division of Pulmonary and Allergy Drug Products to be included in the FDA's Continuous Marketing Application (CMA) Pilot 2 Program. The Pilot 2 program was established to study and document the benefits of more frequent FDA feedback and interactions as a company moves through the various phases of development, with the goal that such interactions will expedite the development of Fast Tracked products.

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                                                                               3

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c)   Exhibits: Press Release dated February 19, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Discovery Laboratories, Inc.


                                            By: /s/ Robert J. Capetola
                                                --------------------------------
                                            Name:  Robert J. Capetola, Ph.D.
                                            Title: President and Chief Executive
                                                   Officer

Date: February 19, 2004